Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-202463 and 333-210583) and Form F-3 (No. 333-207250) of Vascular Biogenics Ltd. of our report dated March 21, 2017 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Tel-Aviv, Israel	Kesselman & Kesselman

March 27, 2017	Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited